UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2016

ILLINOIS TOOL WORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Avenue, Glenview, IL		60025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-724-7500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 9, 2016, Illinois Tool Works, Inc. (the “Company”) entered into a $2.5 billion, five year credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, National Association (“JPM”), as Administrative Agent, Citibank, N.A. as Syndication Agent, and a syndicate of Lenders (as defined in the Credit Agreement).

Under the Credit Agreement, the Company pays a facility fee that varies between 0.045% and 0.125%, depending on its credit rating. Advances denominated in U.S. Dollars carry, at the Company’s option, either the “base rate” of interest in effect, the “eurocurrency rate,” which is a periodic fixed LIBOR plus the applicable margin or a competitive bid rate of interest. Borrowings denominated in a currency other than U.S. Dollars carry the “eurocurrency rate” or a competitive bid rate of interest. The “base rate” of interest is the highest of (i) JPM’s prime rate, (ii) the federal funds rate plus 0.50%, and (iii) one-month LIBOR plus 1.00% (if one-month LIBOR is less than zero, such rate shall be deemed to be zero). The applicable margin includes a market rate spread, which is a rate per annum equal to the five-year credit default swap mid-rate spread. This spread varies between 0.25% and 1.25% depending on the Company’s credit rating.

The Credit Agreement includes a provision under which the Company may request an increase of the total facility up to $4.5 billion, with the grant of such request at the lenders’ discretion. The Credit Agreement contains customary representations, warranties and covenants, including but not limited to covenants restricting the Company’s ability to incur liens, merge or consolidate with another entity where the Company is not the surviving entity. Further, the Credit Agreement contains a covenant requiring the Company to maintain its Interest Coverage Ratio as of the end of each quarter at not less than 3.5 to 1. This is calculated as the ratio of consolidated EBITDA for the four-quarter period then ended to Total Interest Expense for the same period.

Some of the lenders named under the Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, investment banking, foreign exchange and trust services.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10(a) and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 5.03 in this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On May 6, 2016, the stockholders of the Company at the 2016 annual meeting of stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit stockholders that own at least 20% of the outstanding shares of common stock of the Company the right to require the Secretary of the Company to call a special meeting of the stockholders. In connection with the amendment of the Amended and Restated Certificate of Incorporation, the Company amended and restated its By-Laws, as of May 6, 2016, to set forth certain limitations and procedures with respect to the right of stockholders to call a special meeting.

The material terms of the amendments are summarized in the 2016 Proxy Statement under the heading “Proposal 4—Approval of an Amendment to the Illinois Tool Works Inc. Amended and Restated Certificate of Incorporation to Permit Stockholders to Call Special Meetings,” as amended by the Supplement to the 2016 Proxy Statement, filed with the Securities and Exchange Commission on April 18, 2016, under the heading “Supplement to Proposal 4—Approval of an Amendment to the Illinois Tool Works Inc. Amended and Restated Certificate of Incorporation to Permit Stockholders to Call Special Meetings,” which descriptions are incorporated herein by reference.

On May 9, 2016, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, a copy of which is included as Exhibit 3(a)(ii) to this filing and incorporated herein by reference. In addition, a copy of the Company’s Amended and Restated Certificate of Incorporation is included as Exhibit 3(a)(i) to this filing and incorporated herein by reference.

A copy of the Company’s By-Laws, as amended and restated and marked to show the changes from the By-Laws in effect immediately prior to the amendments, is included as Exhibit 3(b)(ii) hereto, and a clean copy of the Company’s By-Laws, as amended and restated, is included as Exhibit 3(b)(i) hereto.

The summary of the amendments to the Company’s Amended and Restated Certificate of Incorporation and By-Laws is qualified in its entirety by reference to the full text of the Certificate of Amendment, Amended and Restated Certificate of Incorporation and By-Laws.

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company was held on May 6, 2016 for the purposes of (i) electing the eleven directors named in the Company’s proxy statement to hold office until the next annual meeting of stockholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year; (iii) approving, on an advisory basis, a resolution approving executive compensation of the named executive officers as disclosed in the proxy statement; (iv) approving an amendment to the ITW Amended and Restated Certificate of Incorporation; (v) re-approving material terms of the performance goals under the ITW 2011 Cash Incentive Plan; and (vi) considering a stockholder proposal to exclude share repurchases from determinations of Senior Executive Incentive Compensation Awards.

All eleven nominees for director as named in the Company’s proxy statement for the meeting were elected by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	Broker Non-Votes
Election of Directors
Daniel J. Brutto	287,299,962	1,036,794	321,467	35,807,080
Susan Crown	284,750,816	3,465,089	442,318	35,807,080
James W. Griffith	285,336,525	3,008,406	313,292	35,807,080
Richard H. Lenny	284,021,877	4,214,891	421,455	35,807,080
Robert S. Morrison	281,307,740	7,074,763	275,720	35,807,080
E. Scott Santi	279,304,330	7,241,273	2,112,620	35,807,080
James A. Skinner	284,002,454	4,332,960	322,809	35,807,080
David B. Smith, Jr.	287,111,841	1,224,579	321,803	35,807,080
Pamela B. Strobel	287,496,601	900,753	260,869	35,807,080
Kevin M. Warren	286,259,191	2,053,886	345,146	35,807,080
Anré D. Williams	285,085,850	3,267,038	305,335	35,807,080

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was ratified by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	Broker Non-Vote
Ratification of independent registered public accounting firm	321,064,146	2,988,969	412,188

A Company proposal requesting that stockholders approve a non-binding resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission under “Compensation Discussion & Analysis,” the Summary Compensation Table, the related compensation tables and the related narrative disclosures, in the March 23, 2016 proxy statement, passed with the following votes.

	FOR	AGAINST	ABSTENTIONS	Broker Non-Vote
Advisory vote to approve executive compensation	275,811,364	11,690,235	1,156,624	35,807,080

To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings

	FOR	AGAINST	ABSTENTIONS	Broker Non-Vote
Amendment to the Company’s Amended and Restated Certificate of Incorporation to permit stockholders to call special meetings	285,784,233	2,476,194	397,796	35,807,080

To re-approve the material terms of the performance goals under the ITW 2011 Cash Incentive Plan

	FOR	AGAINST	ABSTENTIONS	Broker Non-Vote
Re-approve material terms of performance goals under the ITW 2011 Cash Incentive Plan	279,455,561	8,474,436	728,226	35,807,080

Stockholder proposal to exclude share repurchases from determinations of senior executive incentive compensation awards

	FOR	AGAINST	ABSTENTIONS	Broker Non- Vote
Consider a non-binding stockholder proposal to exclude share repurchases from determinations of senior executive incentive compensation	14,945,601	269,182,028	4,530,594	35,807,080

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3(a)(i)	Amended and Restated Certificate of Incorporation of Illinois Tool Works Inc., filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 (Commission File No. 1-4797) and incorporated herein by reference.

3(a)(ii)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Illinois Tool Works Inc., dated May 6, 2016

3(a)(iii)	Amendment to Article Tenth of Amended and Restated Certificate of Incorporation of Illinois Tool Works Inc., as approved on May 6, 2016 (Marked)

3(b)(i)	By-Laws of Illinois Tool Works Inc., as amended and restated as of May 6, 2016

3(b)(ii)	By-Laws of Illinois Tool Works Inc., as amended and restated as of May 6, 2016 (Marked)

10(a)	Five Year Credit Agreement dated as of May 9, 2016 among Illinois Tool Works Inc., the Lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, and Citibank, N.A., as Syndication Agent

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: May 12, 2016	By:	/s/ RANDALL J. SCHEUNEMAN
Randall J. Scheuneman
Vice President and Chief Accounting Officer